Exhibit 99.1

Vireo Growth Inc. Announces Closing of Oversubscribed

US$81 Million Equity Securities Offering

– Oversubscribed equity raise at US$0.625 per share capitalizes Company with a strong balance sheet–

– Financing enables Vireo to fund investments in additional organic and acquisitive growth opportunities –

MINNEAPOLIS – December 31, 2024 – Vireo Growth Inc. ("Vireo" or the "Company") (CSE: VREO; OTCQX: VREOF), today announced that on December 30, 2024, it closed the previously-announced private placement offering of Subordinate Voting Shares of the Company (the "Offering"). Investors who participated in the Offering subscribed for 129,536,874 Subordinate Voting Shares at a share price of US$0.625, a 16.8% premium to the closing share price on the OTCQX on December 27, 2024. The Offering raised gross proceeds of approximately US$81 million, which includes a portion of the oversubscribed demand from the initially planned US$75 million equity raise. The Company intends to use the net proceeds from the Offering for business development, including organic and acquisitive growth investments, as well as working capital and general corporate purposes.

Chief Executive Officer John Mazarakis commented, “We are pleased to announce this closing, which marks the beginning of a new chapter for Vireo. On behalf of our entire management team and board, I want to thank our current investors for their ongoing support and extend a warm welcome to our new investors who participated in the offering and share our vision for Vireo’s future.”

The Subordinate Voting Shares issued in the financing were issued in reliance upon exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable Canadian and U.S. state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Lineage Merchant Partners, LLC ("Lineage") acted as placement agent for the financing. Securities placed via Lineage were offered through GT Securities, Inc. (member FINRA, SIPC).

Chicago Atlantic formed a special purpose vehicle (“SPV”) in order to pool investor capital for the purpose of subscribing for a portion of the Subordinate Voting Shares issued under the equity securities offering. The issuances of shares to such SVP will be considered a "related party transaction" for the purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions ("MI 61- 101"), as Chicago Atlantic is a "related party" to Vireo as defined in MI 61-101. The transaction will be exempt from the formal valuation and minority shareholder approval requirements available under MI 61-101 on the basis that neither the fair market value of the securities to be issued, nor the fair market value of the consideration for the securities to be issued, insofar as it involves related parties, exceeds 25% of the market capitalization of the Company.

About Vireo

Vireo was founded as a pioneer in medical cannabis in 2014 and sustained with an entrepreneurial drive that fuels our ongoing commitment to serve and delight our key stakeholders, most notably our customers, our employees, our shareholders, our industry collaborators, and the communities in which we live and operate. We work every day to get better and our team prioritizes 1) empowering and supporting strong local market leaders and 2) strategic, prudent capital and human resource allocation. For more information, please visit www.vireogrowth.com.

Contact Information

Investor Inquiries:

Joe Duxbury

Chief Accounting Officer

investor@vireogrowth.com

(612) 314-8995

Media Inquiries:

Amanda Hutcheson

Senior Manager, Communications

amandahutcheson@vireogrowth.com

(919) 815-1476

Forward-Looking Statement Disclosure

This press release contains "forward-looking information" within the meaning of applicable United States and Canadian securities legislation. Forward-looking information contained in this press release may be identified by the use of words such as "should," "believe," "estimate," "would," "looking forward," "may," "continue," "expect," "expected," "will," "likely," "subject to," "transformation," and "pending," variations of such words and phrases, or any statements or clauses containing verbs in any future tense. These include statements regarding the use of proceeds of the Offering. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management's experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to: risks related to the timing and content of adult-use legislation in markets where the Company currently operates; current and future market conditions, including the market price of the Subordinate Voting Shares of the Company; risks related to epidemics and pandemics; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws and regulations in the United States relating to cannabis operations in the United States and any changes to such laws or regulations; operational, regulatory and other risks; execution of business strategy; compliance with any conditions to the completion of the proposed merger transactions; management of growth; difficulties inherent in forecasting future events; conflicts of interest; risks inherent in an agricultural business; risks inherent in a manufacturing business; liquidity and the ability of the Company to raise additional financing to continue as a going concern; the Company's ability to meet the demand for flower in Minnesota; risk of failure in the lawsuit with Verano and the cost of that litigation; our ability to dispose of our assets held for sale at an acceptable price or at all; and risk factors set out in the Company's Form 10-K for the year ended December 31, 2023, which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company's profile on SEDAR+ at www.sedarplus.ca.

The statements in this press release are made as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.